YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend:
https://www.cstproxy.com/wtmau/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FOR THE SPECIAL MEETING IN LIEU OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS OF

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel Mamadou, Christopher Clower or the Chairperson of the special meeting (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2023 annual meeting (the “special meeting”) of stockholders of Welsbach Technology Metals Acquisition Corp. (“WTMA”) to be held on [•], 2023 at [•], Eastern time, virtually by means of the internet at **https://www.cstproxy.com/wtmau/2023** and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting **https://www.cstproxy.com/wtmau/2023**, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing 1 800-450-7155 (toll-free within the U.S. and Canada) or: +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 9103169#, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued, and to be marked, dated and signed, on the other side)

The notice and proxy statement/prospectus are available at https://www.cstproxy.com/wtmau/2023.
The proxy statement/prospectus contains important information regarding each of the proposals listed below.
You are encouraged to read the proxy statement/prospectus carefully.

PROXY CARD

Please mark your votes like this **X**

WELSBACH TECHNOLOGY METALS ACQUISITION CORP. –
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7.

(1) The Merger Agreement Proposal — to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 31, 2022, (as may be amended from time to time, the "Merger Agreement"), by and among WTMA, WTMA Merger Subsidiary Corp. ("Merger Sub") and WaveTech Group, Inc., a Delaware corporation ("WaveTech"). The Merger Agreement provides for, among other things, on the terms and conditions set forth therein, that Merger Sub is to merge with and into WaveTech (the "Merger" and, collectively with the other transactions described in the Merger Agreement, the "Business Combination"), with WaveTech surviving the Merger as a wholly owned subsidiary of WTMA (such entity following the consummation of the Business Combination is referred to as "New WaveTech");

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Organizational Documents Proposals — to consider and vote upon the following two separate proposals (collectively, the "Organizational Documents Proposals") to amend WTMA's Amended and Restated Certificate of Incorporation and WTMA's Bylaws, which are reflected in the proposed Second Amended and Restated Certificate of Incorporation of WTMA (the "Proposed Charter") and proposed Amended and Restated Bylaws of WTMA (the "Proposed Bylaws"):

(2) Organizational Documents Proposal A — to provide for three classes of board of directors with staggered three-year terms and direct that board vacancies be filled by the majority of directors then in office;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) Organizational Documents Proposal D — to approve and adopt the additional changes in the Proposed Charter, including changing WTMA's name from "Welsbach Technology Metals Acquisition Corp." to "WaveTech Group, Inc.", which the board of directors of WTMA believe are necessary to adequately address the needs of New WaveTech immediately following the consummation of the Business Combination and approval of the Proposed Charter;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) The Director Election Proposal — to consider and vote upon a proposal to elect, effective at the closing of the Business Combination (the "Closing"), assuming the Merger Agreement Proposal and the Organizational Documents Proposals are approved, four directors who, upon consummation of the Business Combination, will be the directors of New WaveTech;

Nominees:

1. Dr. Ralph Welpe
2. Barbara W. Steen
3. John A. Howes
4. Rolf M. Siegers

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐

To withhold authority to vote for any individual nominee(s), mark "For all Except" and write the number(s) of the nominees on the line below.

____

(5) The Stock Issuance Proposal — to consider and vote upon a proposal to approve and adopt, assuming the Merger Agreement Proposal. each of the Organizational Documents Proposals, the Director Election Proposal and the New WaveTech Key Executive Alignment Program Proposal are approved for the purposes of complying with the applicable provisions of Nasdaq Stock Market Listing Rule 5635. (i) the issuance, or reservation for future issuance, of shares of New WaveTech Common Stock to (a) the PIPE Investors upon conversion or exercise of the PIPE Securities issued pursuant to the PIPE Investment; (b) WaveTech Qualified Stockholders pursuant to the earnout program. and (c) the WaveTech Stockholders pursuant to the Merger Agreement and (ii) the issuance of the PIPE Securities to the PIPE Investors (collectively, the "Stock Issuance Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) The New WaveTech Key Executive Alignment Program Proposal — to consider and vote upon a proposal to approve and adopt the New WaveTech Key Executive Alignment Program established to be effective after the Closing of the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(7) The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the special meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.